     As filed with the Securities and Exchange Commission on August 3, 1999.
                                                      Registration No. 333-_____
- --------------------------------------------------------------------------------

        S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

            Delaware                                          04-3177038
- -------------------------------                          -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification No.)


                75 Sidney Street, Cambridge, Massachusetts 02139
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                           1996 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the Plan)


                               John B. Douglas III
                                 General Counsel
                        Millennium Pharmaceuticals, Inc.
                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                     ---------------------------------------
                     (Name and Address of Agent for Service)


                                 (617) 679-7000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
      Title of                                         Proposed               Proposed
     Securities                 Amount                 Maximum                 Maximum                  Amount of
       to be                     to be              Offering Price            Aggregate               Registration
     Registered               Registered             Per Share (1)          Offering Price (1)             Fee
     ----------               ----------            --------------          ------------------        ------------
  Common Stock,             1,500,000 shares             $54.75              $82,125,000                $22,831
  $.001 par value
  per share
- -------------------------------------------------------------------------------------------------------------------

- -------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 28, 1999.

                     STATEMENT OF INCORPORATION BY REFERENCE


     This Registration Statement on Form S-8 incorporates by reference each of the Registration Statements on Form S-8, File Nos. 333-15353 and 333-29321, filed by the Registrant on November 1, 1996 and June 16, 1997, respectively, each relating to the 1996 Equity Incentive Plan of Millennium Pharmaceuticals, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 3rd day of August, 1999.


                                       MILLENNIUM PHARMACEUTICALS, INC.


                                       By: /s/ Mark J. Levin
                                           ------------------------------------
                                           Mark J. Levin
                                           Chairman of the Board and
                                           Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   Signatures                               Capacity                                        Date
   ----------                               --------                                        ----

/s/ Mark J. Levin                           Chairman of the Board                       August 3, 1999
- ------------------------------------        and Chief Executive Officer
Mark J. Levin                               (Principal Executive Officer)


/s/ Kevin P. Starr                          Chief Financial Officer                     July 28, 1999
- ------------------------------------        (Principal Financial and
Kevin P. Starr                              Accounting Officer)


/s/ Joshua Boger                            Director                                    August 3, 1999
- ------------------------------------
Joshua Boger, Ph.D.


/s/ Eugene Cordes                           Director                                    August 3, 1999
- ------------------------------------
Eugene Cordes, Ph.D.


/s/ A. Grant Heidrich                       Director                                    August 3, 1999
- ------------------------------------
A. Grant Heidrich, III


/s/ William W. Helman                       Director                                    August 3, 1999
- ------------------------------------
William W. Helman


/s/ Raju S. Kucherlapati                    Director                                    August 3, 1999
- ------------------------------------
Raju S. Kucherlapati, Ph.D.


/s/ Eric S. Lander                          Director                                    August 3, 1999
- ------------------------------------
Eric S. Lander, Ph.D.

                                  EXHIBIT INDEX


Exhibit
Number            Description
- -------           -----------

 5                Opinion of Hale and Dorr LLP.

 23.1             Consent of Ernst & Young LLP.

 23.2             Consent of Hale and Dorr LLP (included in Exhibit 5).

 24 Power of Attorney (included in the signature pages of this Registration Statement).